                ALLENERGY MARKETING COMPANY, LLC
                   Consolidated Balance Sheet
                       At March 31, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                             Assets
                             ------
 Cash                                                                                                $ 5.2
 Accounts receivable and unbilled revenue                                                              9.8
 Inventory                                                                                        2.2
 Prepaid expenses                                                                                 0.3
 Other current assets                                                                                       1.7
                                                                                                               -----
                   Total current assets                                                                         19.2

 Investment in Weatherwise, U.S.A.                                                                1.0
 Fixed assets                                                                                     1.3
 Goodwill                                                                                         0.3
 Other assets                                                                                     0.2
                                                                                                               -----

                   Total assets                                                                                $22.0
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                                    $ 3.7
 Accrued expenses                                                      5.5
 Other current liabilities                                                                                  0.4
                                                                                                                    -----
                   Total current liabilities                                                                9.6

 Capital lease obligation                                                                                   0.1
 Other long-term liabilities                                           0.3
                                                                                                                    -----

                   Total liabilities                                                                       10.0

 Members' equity                                                      12.0
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $22.0
                                                                                                                    =====
